Exhibit 99.1

Wayside Technology Group Reports First Quarter 2022 Results

Continued Operating Leverage Drives 79% Increase in Net Income to $2.7 Million or $0.61 per Share; Adjusted EBITDA (non-GAAP) up 61% to $4.2 Million

EATONTOWN, N.J., May 5, 2022 -- Wayside Technology Group, Inc. (NASDAQ: WSTG) (“Wayside” or the “Company”), a value-added global IT channel company providing innovative sales and distribution solutions for emerging technology vendors, is reporting results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights vs. Same Year-Ago Quarter

●	Net sales increased 14% to $71.3 million.
●	Adjusted gross billings (a non-GAAP financial measure defined below) increased 13% to $238.7 million.
●	Gross profit increased 11% to $12.0 million.
●	Net income increased 79% to $2.7 million or $0.61 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 61% to $4.2 million.

Management Commentary

“Our momentum from the end of last year has carried into the first quarter, as reflected by another period of record results and meaningful operating leverage,” said CEO Dale Foster. “Net sales and gross profit were up low double-digits, however net income and adjusted EBITDA increased more than 60%, resulting in one of our strongest quarters of effective margin.

“These results were driven by continued execution of our core initiatives – generating organic growth with existing vendors and customers while adding new emerging vendors to our line card. In Q1, we grew billings with our top 20 vendors by nearly 20% with a 24% increase in the related gross profit, reflecting the strength of relationship with our most meaningful partners.”

“As we look to the remainder of the year, we have a solid foundation in place to continue driving organic growth and improve our operating leverage. We also remain active in our M&A strategy as we are evaluating multiple targets that can enhance our geographic footprint, service and solution offerings, and we look forward to delivering on both our organic and inorganic growth objectives in 2022.”

Dividend

Subsequent to the quarter end, on May 3, 2022, Wayside’s board of directors declared a quarterly dividend of $0.17 per share of its common stock payable on May 20, 2022 to shareholders of record on May 16, 2022.

First Quarter 2022 Financial Results

Net sales in the first quarter of 2022 increased 14% to $71.3 million compared to $62.8 million for the same period in 2021. In addition, adjusted gross billings in the first quarter of 2022 increased 13% to $238.7 million compared to $210.9 million for the same period in 2021. This reflects continued organic growth from new and existing vendors.

Gross profit in the first quarter of 2022 increased 11% to $12.0 million compared to $10.8 million for the same period in 2021. The increase in gross profit was driven primarily by organic growth from the top 20 vendors in both the US and Canada, in addition to the onboarding of new vendors.

Total selling, general, and administrative (“SG&A”) expenses in the first quarter of 2022 were $8.6 million compared to $8.8 million for the same period in 2021. SG&A as a percentage of net sales was 12.1% for the first quarter of 2022 compared to 14.0% in the same period in 2021. SG&A as a percentage of adjusted gross billings was 3.6% for the first quarter of 2022 compared to 4.2%.

Net income in the first quarter of 2022 increased 79% to $2.7 million or $0.61 per diluted share, compared to $1.5 million or $0.35 per diluted share for the same period in 2021.

Adjusted EBITDA in the first quarter of 2022 increased 61% to $4.2 million compared to $2.6 million for the same period in 2021. The increase was driven by strong organic growth from new and existing vendors.

Net income as a percentage of gross profit for the first quarter of 2022 was 22.6% compared to 14.0% in the year ago quarter. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, increased significantly to 35.5% in the first quarter of 2022 compared to 24.4% for the same period in 2021.

Cash and cash equivalents increased to $37.0 million on March 31, 2022 compared to $29.3 million on December 31, 2021, while working capital increased by $2.2 million during this period. The Company remained debt free on March 31, 2022, with no borrowings outstanding under either its $20 million or £8 million credit facilities.

Conference Call

The Company will conduct a conference call tomorrow, May 6, 2022, at 8:30 a.m. Eastern time to discuss its results for the first quarter ended March 31, 2022.

Wayside management will host the conference call, followed by a question-and-answer period.

Date: Friday, May 6, 2022

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (800) 319-4610

International dial-in number: (604) 638-5340

Conference ID: 10019052

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will be broadcast live and available for replay here and on the investor relations section of the Company’s website at www.waysidetechnology.com.

About Wayside Technology Group

Wayside Technology Group, Inc. (NASDAQ: WSTG) is a value-added IT distribution and solutions company specializing in emerging and disruptive technologies. Wayside operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and CloudKnowHow. The Company provides IT distribution and solutions for emerging companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.waysidetechnology.com.

Non-GAAP Financial Measures

Wayside Technology uses non-GAAP financial measures, including adjusted gross billings and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Wayside’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. In this press release, forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general and other factors. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy, and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including the impact on the Company’s reseller partners and the end customer markets they serve, among others. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
drew@waysidetechnology.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

WSTG@elevate-ir.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2022	2021

ASSETS
Current assets
Cash and cash equivalents	$37,047	$29,272
Accounts receivable, net of allowance for doubtful accounts of $931 and $881, respectively	114,331	122,502
Inventory, net	1,742	2,022
Vendor prepayments and advances	760	661
Prepaid expenses and other current assets	4,372	4,871
Total current assets	158,252	159,328

Equipment and leasehold improvements, net	1,937	1,932
Goodwill	16,860	17,188
Other intangibles, net	9,597	9,950
Right-of-use assets, net	1,572	1,628
Accounts receivable long-term	59	78
Other assets	417	459
Deferred income tax assets	76	189
Total assets	$188,770	$190,752

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$130,805	$134,271
Lease liability, current portion	498	475
Total current liabilities	131,303	134,746

Lease liability, net of current portion	1,704	1,810
Deferred income tax liabilities	1,826	1,780
Non-current liabilities	28	—
Total liabilities	134,861	138,336

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,447,053 and 4,424,672 shares outstanding, respectively	53	53
Additional paid-in capital	31,954	32,087
Treasury stock, at cost, 837,447 and 859,828 shares, respectively	(13,584)	(13,870)
Retained earnings	36,362	34,396
Accumulated other comprehensive loss	(876)	(250)
Total stockholders’ equity	53,909	52,416
Total liabilities and stockholders’ equity	$188,770	$190,752

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2022	2021

Net sales	$71,319	$62,813

Cost of sales	59,338	51,970

Gross profit	11,981	10,843

Selling, general and administrative expenses	8,249	8,412
Amortization & depreciation expense	357	399
Total selling, general and administrative expenses	8,606	8,811

Income from operations	3,375	2,032

Interest, net	(10)	10
Foreign currency transaction (loss) gain	143	(91)
Income before provision for income taxes	3,508	1,951
Provision for income taxes	796	431

Net income	$2,712	$1,520

Income per common share - Basic	$0.61	$0.35
Income per common share - Diluted	$0.61	$0.35

Weighted average common shares outstanding - Basic	4,309	4,247
Weighted average common shares outstanding - Diluted	4,309	4,247

Dividends paid per common share	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Three months ended
	March 31,
	2022	2021
Adjusted Gross Billings (Non-GAAP) (1)

Net sales	$71,319	$62,813
Costs of sales related to sales where the Company is an agent	167,378	148,048
Adjusted gross billings (Non-GAAP)	$238,697	$210,861

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to sales where the Company is an agent. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to net income reconciled to adjusted EBITDA (2):

	Three months ended
	March 31,
	2022	2021
Net income reconciled to adjusted EBITDA:

Net income	$2,712	$1,520
Provision for income taxes	796	431
Depreciation and amortization	357	399
Interest expense	15	18
EBITDA	3,880	2,368
Share-based compensation	369	279
Adjusted EBITDA	$4,249	$2,647

	Three months ended
	March 31,
	2022	2021
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(3)	$(25)
Interest income	(2)	(3)
Interest expense	15	18
Interest, net	$10	$(10)

(2)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation and interest. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.